AGREEMENT  AND  PLAN  OF  REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into this 24 day of August, 2001, by and between Technol Fuel Conditioners, Inc., presently a Subchapter S corporation (hereinafter, "Company"), and Brazilian-Indio Services, Inc., an Oregon corporation (hereinafter, "BIS"),
Netresolutions.com, Inc., a Nevada corporation (hereinafter, "NRC") and, Emiliano Lakota, an individual (hereinafter, "EL"). Netresolutions.com, Inc. and Emiliano Lakota are at times in this document collectively referred to as, "Sellers". The Company, BIS, NRC and EL desire to enter into this Agreement and Plan of Reorganization whereby the Company will acquire voting control, reorganize BIS and become a successor issuer to BIS's Securities and Exchange Commission ("SEC") reporting obligations as provided for in Rule12g-3(a) of the Securities Exchange Act of 1934.

For good and valuable consideration, receipt of which is acknowledged, the parties agree, represent and warrant the following:

Agreement

A.  Sale  of  Shares  and  Reorganization.

     1. The Company agrees to purchase 2,500,000 BIS common stock shares from EL, which represents 50% of the issued and outstanding shares of BIS, and EL agrees to sell 2,500,000 BIS common stock shares to the Company. The purchase price for said 2,500,000 shares is Fifty-Five Thousand Dollars ($55,000).

     2. In connection with a corporate succession transaction by means which may include, but not be limited to merger, consolidation, exchange of securities, acquisition of assets, or otherwise, NRC agrees to tender 2,500,000 BIS common stock shares, which represents 50% of the issued and outstanding common stock shares of BIS, to the Company. In consideration for this action, the Company agrees to issue to NRC Two Hundred Thousand (200,000) of the Company's restricted stock. The Company shares will be issued under the securities transaction exemption afforded by Section 4(2) of the Securities Act of 1933, as amended.

B. Representations, Warranties and Covenants of the Company: The Company represents and warrants to Seller as of the date hereof and as of the Closing
Date:

SECTION 1. Enforceability of Agreement Against the Company. The Company has all necessary power and authority to enter into this Agreement to which it is a party, to carry out the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with the respective terms.

SECTION 2. Incorporation, Authority and Qualification of The Company. The Company is a presently a Subchapter S corporation. The Company presently has ___ shares issued and outstanding. The Company has all necessary authority to carry on the business now being conducted by it. The Company is duly qualified to do business, and is in good standing, in each jurisdiction, where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary.

SECTION 3. No Conflict. The execution and delivery by the Company of this Agreement and each Related Document to which the Company is a party has been obtained and all applicable filings and notifications required by law, agreement or otherwise have been made, the performance by the Company of this Agreement and each Related Document to which they are parties will not:

     (a) Violate or conflict with any term or provision of the articles or certificate of incorporation (or other charter documents) of the Company; (b) Conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Company;
     (c) Conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the assets pursuant to, any assigned contract or any licenses;
     (d) Without limiting the generality of the foregoing, result in the termination, denial or impairment of any material contract, arrangement or benefit granted with respect to the Company's business, or require the payment of any fees, taxes or assessments, pursuant to any federal, state or local program relating to minority-owned businesses.

SECTION 4. Consents, Approvals and Notifications. The execution and delivery by the Company of this Agreement and each Related Document to which it is a party does not, and the performance by it of this Agreement and such Related Documents will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person with the exception of filings required by the Securities and Exchange Commission, including, but not limited to, a Current Report on Form 8-K which will be filed by the Company on, or before 15 days from the date of closing. The Company will become a successor issuer under Securities and Exchange
Commission  Rule  12g-3(a)  and  will  elect  successor  issuer  status.

SECTION  5.  Financial  Statements.

           5.1 The Company has furnished to Seller copies of (a) audited balance sheets of the Company and audited statements of income, changes in shareholders' equity and statements of cash flow for the period ending December 31, 2000 together with the reports and notes thereon, from an independent certified public accountants (collectively, the "Audited Financial Statements").

           5.2 The Audited Financial Statements (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein); and (b) assuming the Company will continue as a going concern, are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of the Company for the periods to which each relates.

           5.3 To the knowledge of the Company, the Interim Financial Statements, if prepared, (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein), subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements), and (b) assuming the Company will continue as a going concern, are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of the Company for the periods to which each relates.

SECTION 6. Litigation. There is no claim, action, investigation, arbitration or proceeding pending or, threatened against the Company, or against or relating to any of the assets or the ability of the Company to perform its obligations hereunder, before any arbitrator, judge, court or governmental authority. The Company is not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.

SECTION 7. Environmental Matters. The Company has not used any property, real or personal to generate, manufacture, refine, transport, treat, store, handle, or dispose of any hazardous substances except in accordance with all applicable federal and state environmental laws.

SECTION 8. Taxes. The Company has or will duly file or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, including, but not limited to, income and employee withholding taxes, and the Company has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) reasonably deemed by the Company to be adequate with respect thereto. No events have occurred which could impose upon Seller, any transferee liability for any taxes, penalties, or interest due or to become due from the Company.

SECTION 9. Absence of Changes. Since the date of the Audited Financial Statements, the Company has operated its business in the ordinary course consistent with past practices and there has not been, except as disclosed in this Agreement or the Exhibits attached hereto:

         i.   any  material  adverse  effect;
         ii. any damage, destruction or loss (whether or not covered by insurance) affecting any tangible asset or property used or useful in the business operations, normal wear and tear excepted;
         iii. any payments, discharges or satisfactions by the Company of any liens, claims, charges or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to the business operations, other than in the ordinary course of the business and consistent with past practice;
         iv. any licenses, sales, transfers, pledges, mortgages or other dispositions of any tangible or intangible assets having a value over $1,000 (in the aggregate) used or held for use in connection with the operation of the business, other than in the ordinary course of business and consistent with past practice;
         v. any write-offs as uncollectible of any accounts receivable or notes receivable of the operations, or any portion thereof, not provided for in the allowance for uncollectible accounts in the Interim Financial Statements;
         vi. any cancellations of any material debts or claims of, or any amendments, terminations or waivers of any rights of material value to, the business operations;
         vii. any general uniform increase in or change in the method of computing the compensation of employees of the Company who perform services for the benefit of the business operations;
         viii. any material changes in the manner in which the Company extends discount or credits to customers or otherwise deals with customers of its business;
         ix. any material changes in the accounting methods or practices followed by the Company and or any changes in depreciation or amortization policies or rates theretofore adopted;
         x. any capital commitments by the Company and for additions to property, plant or equipment of the business operations;
         xi. any agreements or commitments to merge or consolidate with or otherwise acquire any other corporation, association, firm or other business organization or division thereof;
         xii. any declarations of dividend, payment of any dividend, issuance of any securities, purchase or redemption of any securities, commitments or authorizations for any changes to its Articles of Incorporation or amendments to any by-laws, conversions of any options, warrants or otherwise into common shares, and except as disclosed in paragraph B.3. relating to the total shares issued and outstanding which resulted from a corporate reorganization;
         xiii. any other material transaction relating to the Company other than in the ordinary course of the business and consistent with past practice; or
        xiv. any agreements or understandings, whether in writing or otherwise, for the Company to take any of the actions specified in items i. through xii. above.

SECTION 10. Undisclosed Liabilities. The Company does not have any liabilities or obligations of any nature that would be required by GAAP to be reflected in the Financial Statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), except: (a) such liabilities and obligations which are reflected in the Financial Statements, or (b) such liabilities or obligations which were incurred in the ordinary course of business for normal trade or business obligations and are not individually or in the aggregate in excess of $___.

SECTION 11. Compliance with Laws. Except as individually or in the aggregate would not have a Material Adverse Effect, the Company has complied in all respects with all laws of all Governmental Authorities (including all tariff and reporting requirements) with respect to its business operations.

C. Representations, Warranties and Covenants of BIS: BIS represents and warrants to the Company as of the date hereof and as of the Closing Date:

SECTION 12. Enforceability of Agreement Against BIS. BIS has all necessary power and authority to enter into this Agreement to which it is a party, to carry out the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of BIS enforceable against it in accordance with the respective terms.

SECTION 13. Incorporation, Authority and Qualification of BIS. BIS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. BIS is authorized to issue 25,000,000 shares of common stock and 0 preferred shares. BIS presently has 5,000,000 shares issued and outstanding. BIS is duly qualified to do business, and is in good standing, in each jurisdiction, if any, where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary.

SECTION 14. No Conflict. The execution and delivery by BIS of this Agreement and each Related Document to which BIS is a party has been obtained and all applicable filings and notifications required by law, agreement or otherwise have been made, the performance by BIS of this Agreement and each Related Document to which they are parties will not:

         (a) Violate or conflict with any term or provision of the articles or certificate of incorporation (or other charter documents) of BIS;
         (b) Conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to BIS;
         (c) Conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the assets pursuant to, any assigned contract or any licenses;
         (d) Without limiting the generality of the foregoing, result in the termination, denial or impairment of any material contract, arrangement or benefit granted with respect to BIS's business, or require the payment of any fees, taxes or assessments, pursuant to any federal, state or local program relating to minority-owned businesses.

SECTION 15. Consents, Approvals and Notifications. The execution and delivery by BIS of this Agreement and each Related Document to which it is a party does not, and the performance by it of this Agreement and such Related Documents will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person with the exception of filings required by the Securities and Exchange Commission, including, but not limited to, a Current Report on Form 8-K which will be filed by the BIS on, or before 15 days from the date of closing. BIS will become a successor issuer under Securities and Exchange Commission Rule 12g-3(a) and will elect successor issuer status.

SECTION 16. BIS warrants that is has been timely with all its obligatory filings pursuant to the Securities Act of 1934, as amended.

SECTION 17. Undisclosed Liabilities. BIS does not have any liabilities or obligations of any nature that would be required by GAAP to be reflected in the Financial Statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), except: (a) such liabilities and obligations which are reflected in the Financial Statements, or (b) such liabilities or obligations which were incurred in the ordinary course of business for normal trade or business obligations and are not in the aggregate in excess of $1000.00 which will be assumed by Company, along with the legal costs for the 8-K filing referencing this transaction.

SECTION 18. Compliance with Laws. Except as individually or in the aggregate would not have a Material Adverse Effect, BIS has complied in all respects with all laws of all Governmental Authorities (including all tariff and reporting requirements) with respect to its business operations.

SECTION 19. Change in Control of BIS. The BIS Board of Directors will nominate Melvin Hooper, as President and Director, effective at Closing.

E.     Miscellaneous  Provisions.

SECTION  20.  Conditions  to  Closing

     20.1 Escrow. There will be no escrow of funds since funds will not change hands until the enactment of a Regulation D, Rule 506 offering, where an escrow shall be established, which the parties contemplate the Company enacting within 21 days from the execution of this Agreement. It is expressly understood by the parties herein that the monies raised from said offering shall be used, inter alia, for the purchase of BIS by the Company and, that BIS shall first receive the $55,000 due and owing to them before any other distributions take place.

     20.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the purchase of the shares shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any one of which may be waived by the Sellers without waiver of any other rights or remedies which Sellers may have under this Agreement:

          i.  The  Company's  Closing  Documents.  At the Closing, Sellers shall
have  executed and/or      delivered this Agreement and any Related Documents to
which  they  are  parties  or  for  which  each  is  responsible.

     20.3 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the sale of the shares contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any one of which may be waived by the Company without waiver of any other rights or remedies which the Company may have under this Agreement.

     i. Closing Documents. At the Closing, Sellers shall have executed and/or delivered this Agreement and delivered the BIS shares to the Company.

SECTION  21.  Indemnification

     21.1 Survival. All representations and warranties and covenants and agreements contained herein shall survive the execution of hereof and the Closing Date. Any investigations by or on behalf of any party shall not constitute a waiver as to enforcement of any representation, warranty or covenant contained in this Agreement. No notice or information delivered by one party shall affect the other party's right to rely on any representation or warranty made by the party delivering the notice or information or relieve that party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

SECTION  22.  General  Provisions.

                  22.1 Headings and Interpretation. The headings used in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any term or provision of this Agreement.

                  22.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

                  22.3 Entire Agreement. This Agreement represents the entire understanding of the parties with reference to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein.

                  22.4 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

                  22.5 Applicable Law. This Agreement shall be governed by the substantive laws of the State of Oregon, without regard to its conflict of laws provisions.

          22.6  Notices:  If  to  the  Company:

                              1  Main  Street
                              Ste,  405
                              Eatontown,  NJ  07724
                              732-542-0111
                              732-542-0109

                              If  To  BIS,  EL  and  NRC:

                              7410  SW  Oleson  Rd.,  Ste.  #325
                              Portland,  OR  97223
                              503-641-3964
                              503-641-9576  (fax)

                  22.7 Counterparts and Facsimile Transmission Copies of Originals. This Agreement may be executed in several original or facsimile copy counterparts and all so executed and transmitted shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart. Facsimile transmitted signatures shall be deemed valid as though they were originals and the parties may perform any and all obligations and duties in reliance on the facsimile copies.

                  22.8 Further Assurances, Additional Documents, Etc. The parties will cooperate with each other to accommodate the intent of this agreement. BIS and Sellers will provide the Company with all financial records of BIS so that there will be a seamless financial transition.

                  IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Agreement and Plan of Reorganization as of the date first written above.



Technol  Fuel  Conditioners,  Inc.
           ("The  Company")


/s/
---------------------------
By:


Brazilian-Indio  Services,  Inc.
                ("BIS")


/s/_______________
By:

SELLERS:

Emiliano  Lakota
         ("EL")


/s/__________________
By:


Netresolutions.com,  Inc.
           ("NRC")


/s/__________________
By: